Consent of Independent Registered Public Accounting Firm

Berliner Communications, Inc.
Elmwood Park, New Jersey

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated October 1, 2007 relating to the consolidated financial statements of Berliner Communications, Inc. for the year ended June 30, 2007 which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

BDO Seidman, LLP
Woodbridge, New Jersey

December 5, 2007